EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130787 of Bill Barrett Corporation on Form S-8 of our report dated June 29, 2007, appearing in the Annual Report on Form 11-K of Bill Barrett Corporation Retirement Savings Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Denver, Colorado

June 29, 2007